Exhibit 23.2

Board of Directors
Union Bankshares Company

We are aware of the incorporation by reference in the Amendment No. 1 to the Registration Statement No. 333-74418 (Form S-3) of Union Bankshares Company for the registration of 75,000 shares of its common stock of our reports dated May 4, 2005, August 3, 2005 and October 25, 2005 relating to the unaudited consolidated interim financial statements of Union Bankshares Company which are included in its Form 10-Qs for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
November 17, 2005

Board of Directors
Union Bankshares Company

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement No. 333-74418 (Form S-3) and related Prospectus of Union Bankshares Company for the registration of 75,000 shares of its common stock; and to the incorporation by reference therein of our report dated January 21, 2005, with respect to the consolidated financial statements of Union Bankshares Company included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
November 17, 2005